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                                                                    EXHIBIT 10.2


                              MUTUAL SAVINGS BANK

                       OUTSIDE DIRECTORS' RETIREMENT PLAN


Preamble

The Mutual Savings Bank Outside Directors' Retirement Plan is hereby established to read as follows effective as of February 16, 1998:

1. Purpose. The Mutual Savings Bank Outside Directors' Retirement Plan (the "Plan") is maintained by Mutual Savings Bank ("Mutual") for the purpose of providing retirement benefits to its outside directors. The objective of the Plan is to provide an incentive for individuals to become and remain directors of Mutual by providing them with a retirement benefit in addition to their annual cash retainer fees.

2. Participation. The term "Participant" as used herein refers to any member of the Board of Directors of Mutual who is not also an officer or employee of Mutual or former officer employee of Mutual.

3. Benefits Upon Retirement. Upon the Participant's retirement or other termination from the Board of Directors, the Participant shall be entitled to receive a monthly retirement benefit provided that (i) the Participant had completed at least 5 years of service as a Director or (ii) the Participant's retirement or termination of service as a Director follows a Change in Control. The monthly retirement benefit shall be payable commencing with the first of the month following the Participant's retirement from the Board or, if later, the first day of the month following the Participant's 65th birthday. The monthly retirement benefit shall be payable for a period of 120 months or for such lesser number of months which is equal to the number of whole months of the Participant's service as a Director. The amount of the monthly retirement benefit shall be 1/12th of the annual cash retainer in effect for the Participant at the time of his termination of service as a Director. If the Participant so requests, payment of the

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     lump sum present value of his benefits shall be made to him at any time following his termination of service as a Director; provided that the Board of Directors of Mutual, in its discretion, consents to the payment of such lump sum present value.

     No Participant shall participate in the consideration of, or decision by, the Board of Directors of (i) a lump sum distribution request made by such Participant or (ii) the Participant's individual rights under this Plan.

     A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of securities of, or obtain, directly or indirectly, control of the voting rights in, Mutual or the Company in a transaction or transactions subject to the notice provisions of the Change in Bank Control Act of 1978, as amended from time to time, or approval under the Bank Holding Company Act of 1956, as amended from time to time; (ii) someone other than the Company becomes owner of more than 25% of the voting securities, or obtains control of more than 25% of the outstanding voting power, of Mutual; (iii) during any period of two (2) consecutive years, the individuals, who at the beginning of any such period constituted the directors of Mutual or the Company, cease for any reason to constitute at least a majority thereof; or
     (iv) the occurrence of any of the following events:

          (A) There is a Successor of or to Mutual or the Company (for this purpose the term "Successor" shall mean any successor in interest, including without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of Mutual or the Company whether by sale, merger, consolidation, reorganization or otherwise); or

          (B) The filing by Mutual or the Company of a report or proxy statement with the Federal Deposit Insurance Corporation ("FDIC") or the Securities and Exchange Commission disclosing in response to


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          Item 1 of Form 8-K or Item 5 of Part II of Form 10-Q, each promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 6(e) of Schedule 14A promulgated thereunder, or successor Items, that a Change in Control of Mutual or the Company has or may have occurred pursuant to any contract or transaction.

     "Company" means any corporation created as a parent corporation to Mutual pursuant to a plan of reorganization and stock issuance adopted by Mutual's Board of Directors and approved by Mutual's members and applicable regulatory authorities.

     Notwithstanding any provision hereof to the contrary, it is not intended that the conversion of Mutual to a stock organization shall in and of itself be a Change in Control.

4. Death Benefits. In the event of a Participant's death before the completion of all payments due him under Section 3 above, the remaining balance of such payments shall be made to the beneficiary or beneficiaries designated by the Participant in a written document filed with Mutual's Board of Directors prior to the Participant's death. If the Participant has made no such designation or no beneficiary survives, such payments shall be made to the Participant's estate. In either case, such payments shall be made in the same manner as provided with respect to payments to the Participant.

     Upon request of a beneficiary, the present value of the payments due the beneficiary shall be paid in a single lump sum at any time following Participant's death if the Board of Directors of Mutual, in its discretion, consents to the payment of such lump sum present value.

5. Present Value. Lump present value shall be calculated using an interest discount factor equal to the same interest rate which would be used under the Mutual Savings Bank Pension Plan as then in effect in determining the amount of a lump sum distribution to be made under that plan payable on the same date as the lump sum present value payment in question is payable hereunder.


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6.   General Creditor Status. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a funded obligation of any kind, or fiduciary relationship between Mutual and Participant, his/her designated beneficiary or any other person. Any funds which may be invested or assets which may be acquired by Mutual relating to this Plan shall continue for all purposes to be a part of the general funds of Mutual and no person other than Mutual shall by virtue of the provisions of this Plan have any interest in such funds or assets. To the extent that any person acquires a right to receive payment from Mutual under this Plan, such right shall be no greater than the right of any unsecured general creditor of Mutual.

7. Nonassignment. No benefit(s) under the Plan, nor any other interest hereunder of any Participant or beneficiary shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution, or levy of any kind.

8. Government Regulations. It is intended that the Plan will comply with all applicable laws and governmental regulations, and Mutual shall not be obligated to perform an obligation hereunder in any case where, in the opinion of Mutual's legal counsel, such performance would result in violation of any law or regulation.

9. Taxes. To the extent required by law, Mutual shall withhold any taxes required to be withheld by the federal or any state or local government from accruals or payments hereunder.

10. No Right to Continued Service. Participation in this Plan shall not be construed as giving to the Participant any right to be retained in the service of Mutual as a Director, limiting in any way the right of Mutual to terminate the Participant's service as a Director at any time or evidencing any agreement or understanding, express or implied, that Mutual will provide Participant a particular rate of compensation for his service as a Director.

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11.  Termination or Modification of Plan. The Board of Directors of Mutual shall have the right to terminate or modify the Plan or the payments made to any persons under the Plan at any time and from time to time; provided, however, that such termination shall not affect the accrued benefit(s) of any Participant. Notwithstanding the foregoing, in the event that the Board should terminate the Plan, the Board also has the right at any time thereafter to accelerate the remaining payments due any individual hereunder by paying the lump sum present value of those payments to that individual.

12. Claims Procedure. If the Participant or the Participant's beneficiary believes there has been an error of interpretation of the Plan provisions as applicable to such person, he or she may file a claim with the Board of Directors of Mutual. The decision of the Board with respect to such claim shall be final and binding on all parties hereunder and it is not intended that such decision shall be subject to de novo review in any legal proceeding.

13. Legal Fees and Expenses. It is the intent of Mutual that Participants not be required to incur the expenses associated with the enforcement of rights under this Plan because the cost and expense thereof would substantially detract from the benefits intended to be extended to Participants hereunder. Accordingly, if Mutual has failed to comply with any of its obligations under this Plan or in the event that Mutual or any other person takes any action of declare this Plan void or unenforceable, or institutes any legal action designed to deny, or to recover, the benefits intended to be provided to Participant hereunder, Mutual irrevocably authorizes the Participant to retain counsel of his choice, at the expense of Mutual as hereafter provided, to represent Participant in connection with the initiation or defense of any legal action, whether by or against Mutual or any Director, officer, shareholder or other person affiliated with Mutual, in any jurisdiction. Mutual shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by Participant as a result of Mutual's failure to perform its obligations under this Plan or any provision thereof or as a result of Mutual or any person contesting the validity or enforceability of this Plan or any provision thereof as


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     aforesaid. All such fees and expenses shall be paid, or reimbursed to
     Participant if paid by Participant, on a regular, periodic basis upon presentation by Participant to Mutual of a statement or statements prepared by such counsel in accordance with its customary practices.














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